EXHIBIT 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference, of our report dated January 28, 2005, except for Note 14 as to which the date is March 10, 2005, relating to the consolidated financial statements of Armanino Foods of Distinction, Inc. and Subsidiary for the year ended December 31, 2004, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, in the Company's Registration Statements on Form S-8, SEC File No. 33-94196 and 333-103173.


/s/ Gregory & Eldredge, LLC

GREGORY & ELDREDGE, LLC

Salt Lake City, Utah
March 28, 2005